 EXHIBIT 12

 CHEMED CORPORATION

 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

 (in thousands, except ratios)

 2007

 2008

 2009

 2010

 2011

 Pretax income from continuing operations

$
98,161

$
115,404

$
120,620

$
133,831

$
140,556

 Additions:

      Fixed charges

21,554

18,983

18,840

19,139

21,231

      Amortization of capitalized interest

4

5

5

331

438

 Deductions:

      Capitalized interest

(951
)

(659
)

(258
)

-

-

           Adjusted income

$
118,768

$
133,733

$
139,207

$
153,301

$
162,225

 Fixed Charges:

      Interest expense

$
14,921

$
12,123

$
11,599

$
11,959

$
13,888

      Capitalized interest

951

659

258

-

-

      Interest component of rental expense

5,682

6,201

6,983

7,180

7,343

           Fixed charges

$
21,554

$
18,983

$
18,840

$
19,139

$
21,231

 Ratio of earnings to fixed charges (a)

5.5
x

7.0
x

7.4
x

8.0
x

7.6
x

 (a)

For purposes of computing the ratio of earnings to fixed charges, pretax income from continuing operations has been added to fixed charges and adjusted for capitalized interest to derive adjusted income.  Fixed charges consist of interest expense on debt (including the amortization of deferred financing costs), capitalized interest, prepayment penalties on the early extinguishment of debt and one-third (the proportion deemed representative of the interest component) of rental expense.  Fixed charge amounts include interest from both continuing and discontinued operations.